Exhibit 10.12

AMENDMENT NO. 1

TO JOINT VENTURE FORMATION AND

LIMITED LIABILITY COMPANY INVESTMENT AGREEMENT

This Amendment No. 1 (“Amendment”), effective as of January 1, 2016, is made to that certain Joint Venture Formation and Limited Liability Company Investment Agreement (the “Agreement”), dated December 20, 2012, by and between American Well Corporation , a Delaware corporation (“AW”) and SellCore, Inc., a Delaware corporation (“ATH”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, ATH and AW desire to amend the Agreement to correctly reflect their respective commitments.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties agree as follows:

I. Amendment. The second sentence of Section 6.2 to the Agreement is hereby deleted in its entirety and replaced with the following: “The chairman of the Managing Directors shall be an AW Managing Director selected by AW (the “Chairman”).”

II. Waiver of Pre-Emptive Rights. ATH hereby agrees lo waive any rights it may have to purchase Units solely in connection with AW’s additional capital contribution into the Company on or about the date hereof.

III. No Other Modification. Except as modified and amended herein, all other terms and provisions of the Agreement will remain in full force and effect.

IV. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the day and year above written.

SELLCORE, INC.		AMERICAN WELL CORPORATION

Signature:	/s/ Jay H. Wagner	Signature:	/s/ Bradford Gay
Print Name: Jay H. Wagner		Print Name: Bradford Gay
Title: Asst Secy		Title: Senior Vice President & General Counsel